Exhibit 10.11

[George M. Sherman Form]

NON-QUALIFIED STOCK OPTION AGREEMENT
OF
REXNORD HOLDINGS, INC.

THIS AGREEMENT (this “Agreement”), dated as of [                  ] is made by and among Rexnord Holdings, Inc., a Delaware corporation (the “Company”), Cypress Industrial Holdings, LLC, a Maryland limited liability company (“Industrial”), Cypress Group, LLC, a Maryland limited liability company (“Cypress”), and George M. Sherman, a Consultant to the Company or one of its Subsidiaries (as defined herein) (the “Optionee”).

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, the Company wishes to carry out the 2006 Stock Option Plan of Rexnord Holdings, Inc. (as may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Board (i) has determined that it would be to the advantage and in the best interests of the Company and its stockholders to grant the Non-Qualified Stock Option provided for herein (the “Option”) to the Optionee as an inducement for the Optionee to enter into or remain in the service of the Company or one of its Subsidiaries and as an incentive for increased efforts by the Optionee during such service, and (ii) has instructed the officers of the Company to issue said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates otherwise.  Capitalized terms used in this Agreement and not defined below shall have the meaning given to such terms in the Plan.  The singular pronoun shall include the plural, where the context so indicates.

“Cause” shall have the meaning ascribed to such term in any consulting agreement (including, without limitation, the Consulting Agreement) in effect between the Company or any of its Subsidiaries and the Optionee as of the date of the Optionee’s termination of service and, in the absence of any such consulting agreement, “Cause” shall mean,

(a)                                  the failure of the Optionee to carry out, or comply with, in each case in any material respect, any lawful and reasonable directive of the Board or the Board of Directors of Rexnord Corporation or any of their respective designees consistent with the terms of the Optionee’s consultancy, which is not remedied within 30 days after the receipt of written notice from the Company specifying such failure;

(b)                                 the Optionee’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony;

(c)                                  the Optionee’s unlawful use (including being under the influence) or possession of illegal drugs;

(d)                                 the Optionee’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries;

(e)                                  the breach by the Optionee of any of the provisions contained in Article IV below or similar provisions contained in any other agreement with the Company or any of its Subsidiaries or other Affiliates; or

(f)                                    the Optionee’s material breach of the Cypress Stockholders’ Agreement.

“Consulting Agreement” means that certain Management Consulting Agreement, dated as of the Closing Date, by and among Rexnord Corporation, a Delaware corporation, the Optionee, Industrial and Cypress, as the same may be amended from time to time.

“Cumulative Debt Repayment” for a given fiscal year shall mean the positive excess, if any, of (a) the weighted average of the debt outstanding during the 60 calendar days preceding April 30, 2006, as such debt outstanding may be increased or decreased as appropriate for the effect of any post closing adjustment as determined by the Committee, over (b) the weighted average of the debt outstanding during the 60 calendar days preceding April 30 of the fiscal year immediately following the given fiscal year.

“Cumulative Debt Repayment Target” for a period commencing on or after April 1, 2006 shall be as set forth in Appendix A to this Agreement, subject to the provisions of Section 5.6 hereof.

“Cumulative EBITDA” as of a given date shall mean the total of EBITDA from and after April 1, 2006 through such date.

“Cumulative EBITDA Target” for a given period commencing on or after April 1, 2006, shall be as set forth in Appendix A of this Agreement, subject to the provisions of Section 5.6 hereof.

“Cypress Stockholders’ Agreement” shall mean that certain agreement by and among the Optionee, Industrial, the Company and the other stockholders of the Company party thereto, which contains certain restrictions and limitations applicable to the shares of Common Stock acquired upon Option exercise (and to other shares of Common Stock, if any, held by the Optionee during the term of such agreement).  If the Optionee is not a party to the Cypress Stockholders’ Agreement at the time of exercise of the Option (or any portion thereof), the exercise of the Option shall be subject to the condition that the Optionee enter into the Cypress Stockholders’ Agreement.  The Cypress Stockholders’ Agreement shall constitute a Stockholders’ Agreement for purposes of the Plan.

“Debt Repayment” for a given fiscal year of the Company shall mean, excluding any debt repayment in conjunction with an equity offering of securities of the Company, the positive excess, if any, of (a) the weighted average of the debt outstanding during the 60 calendar days preceding April 30 of the given fiscal year, over (b) the weighted average of the debt outstanding during the 60 calendar days preceding April 30 of the fiscal year immediately following the given fiscal year.

“Debt Repayment Target” for a period commencing on or after April 1, 2006 shall be as set forth in Appendix A to this Agreement, subject to the provisions of Section 5.6 hereof.

“EBITDA” for a given period shall mean consolidated net income before interest, taxes, depreciation, amortization, extraordinary items (including Other Income and Expense items as well as LIFO Income and Expense items) and management or similar fees payable to Apollo Management, L.P. or any of its Affiliates, as reflected on the Company’s audited consolidated financial statements for such period.  Consolidated net income shall be determined in accordance with generally accepted accounting principles except that gains or losses from extraordinary, unusual or non-recurring items may be excluded in the discretion of the Committee.

“EBITDA Target” for a given period commencing on or after April 1, 2006, shall be as set forth in Appendix A of this Agreement, subject to the provisions of Section 5.6 hereof.

“Good Reason” shall have the meaning ascribed to it in any consulting agreement (including, without limitation, the Consulting Agreement) in effect between the Company or any of its Subsidiaries and the Optionee as of the date of the Optionee’s termination of service and, in the absence of any such consulting agreement, “Good Reason” shall mean,

(a)                                  the failure of the Company to continue the Optionee in the position of Non-Executive Chairman of the Board;

(b)                                 a material diminution in the Optionee’s responsibilities, duties or authorities;

(c)                                  the failure of the Company to make any material payment or provide any material benefit to which the Optionee is entitled;

(d)                                 the material breach by the Company or any of its Subsidiaries of the Consulting Agreement; or

(e)                                  the material breach by the Company or any of its Subsidiaries of the Cypress Stockholders’ Agreement;

provided, however, that the Optionee may not terminate the Optionee’s services for Good Reason unless the Optionee provides the Company or the Subsidiary of the Company for which the Optionee is performing services with at least 30 days’ prior written notice of the Optionee’s intent to resign for Good Reason, with such notice to set forth the event or events constituting Good Reason, and the Company or the Subsidiary for which the Optionee is performing services has not remedied the alleged violation(s) within the 30-day period.

“Principal Stockholder(s) Investment” means direct or indirect investments in shares of Common Stock, preferred stock or other debt or equity securities of the Company or any of its Subsidiaries made by the Principal Stockholder(s) on or after the Closing Date.

“Principal Stockholder(s) CAGR” means the pretax compound annual growth rate calculated on a quarterly basis based on the cash proceeds realized to the Principal Stockholder(s) in a Liquidity Event on the Principal Stockholder(s) Investment (which proceeds, for purposes hereof, shall be determined after deducting all transaction costs and all investment banking, accounting, attorney, consultant and similar fees paid or payable by the Principal Stockholder(s) to the extent not paid or reimbursed by the Company or any other third party) and the aggregate amount invested by the Principal Stockholder(s) for all Principal Stockholder(s) Investments, assuming all Principal Stockholder(s) Investments were purchased by one Person and were held continuously by such Person, after dilution for outstanding options, warrants or other rights to acquire shares of Common Stock or other equity securities of the Company.  The Principal Stockholder(s) CAGR shall be determined based on the actual time of each Principal Stockholder(s) Investment and including, as a return on such investment, any cash dividends, cash distributions or cash interest paid by the Company or any Subsidiary of the Company in respect of such investment during such period, but shall exclude any management or monitoring fees paid to Apollo Management, L.P. or any of its Affiliates.

ARTICLE II
GRANT OF OPTION

Section 2.1                                      Grant of Option

In consideration of the Optionee’s agreement to enter into or remain in the service of the Company or one of its Subsidiaries and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the date hereof the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of 576,765 shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement.  The Optionee hereby agrees that (i) except as required by law, the Optionee will not disclose to any Person other than the Optionee’s spouse and legal, financial and other advisors (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Committee, and (ii) in the discretion of the Committee, the Option shall terminate and any unexercised portion of such Option (whether or not vested) shall be forfeited if the Optionee violates the non-disclosure provisions of this Section 2.1.

Section 2.2                                      Option Subject to Plan

The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2, 7.3 and 7.10 thereof.

Section 2.3                                      Option Price

The purchase price of the shares of Common Stock covered by the Option shall be $47.50 per share (without commission or other charge).

ARTICLE III
EXERCISABILITY

Section 3.1                                      Commencement of Exercisability

(a)                                  Subject to Section 3.1(f) and Section 3.3 of this Agreement, 50% of the Option shall become vested in five cumulative installments provided that the Consulting Agreement remains continuously in effect from the date of grant through such date as follows:

(i)                                     The first installment shall consist of 10% of the shares of Common Stock covered by such Option and shall become vested on July 21, 2007;

(ii)                                  The second installment shall consist of 10% of the shares of Common Stock covered by such Option and shall become vested on July 21, 2008;

(iii)                               The third installment shall consist of 10% of the shares of Common Stock covered by such Option and shall become vested on July 21, 2009;

(iv)                              The fourth installment shall consist of 10% of the shares of Common Stock covered by such Option and shall become vested on July 21, 2010; and

(v)                                 The fifth installment shall consist of 10% of the shares of Common Stock covered by such Option and shall become vested on July 21, 2011.

(b)                                 Subject to Section 3.1(f) and Section 3.3, 50% of the Option shall become fully vested as follows:

(i)                                     An installment of up to 2.5% of the shares of Common Stock covered by the Option shall become vested on, or within 120 days following, March 31 of each fiscal year 2007 through 2011, in each case as determined by the Committee in its sole discretion as follows:

(A)                              with respect to the fiscal year ending March 31, 2007, if the Debt Repayment for such fiscal year equals or exceeds the Debt Repayment Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested;

(B)                                with respect to the fiscal year ending March 31, 2008:

(1)                                  if the Debt Repayment for such fiscal year equals or exceeds 95%, but is less than 100%, of the Debt Repayment Target for such fiscal year, then 1.875% of the shares of Common Stock covered by the Option shall become vested; or

(2)                                  if the Debt Repayment for such fiscal year equals or exceeds the Debt Repayment Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested;

(C)                                with respect to each fiscal year ending March 31, 2009, 2010 and 2011:

(1)                                  if the Debt Repayment for any such fiscal year equals or exceeds 90%, but is less than 95%, of the Debt Repayment Target for such fiscal year, then 1.25% of the shares of Common Stock covered by the Option shall become vested; or

(2)                                  if the Debt Repayment for any such fiscal year equals or exceeds 95%, but is less than 100%, of the Debt Repayment Target for such fiscal year, then 1.875% of the shares of Common Stock covered by the Option shall become vested; or

(3)                                  if the Debt Repayment for any such fiscal year equals or exceeds the Debt Repayment Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested.

(ii)                                  An installment of up to 2.5% of the shares of Common Stock covered by the Option shall become vested on, or within 120 days following, March 31 of each fiscal year 2007 through 2011 as determined by the Committee in its sole discretion as follows:

(A)                              with respect to the fiscal year ending March 31, 2007, if the Cumulative Debt Repayment for such fiscal year equals or exceeds the Cumulative Debt Repayment Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested;

(B)                                with respect to the fiscal year ending March 31, 2008:

(1)                                  if the Cumulative Debt Repayment for such fiscal year equals or exceeds 95%, but is less than 100%, of the Cumulative Debt Repayment Target for such fiscal year, then 1.875% of the shares of Common Stock covered by the Option shall become vested; or

(2)                                  if the Cumulative Debt Repayment for such fiscal year equals or exceeds the Cumulative Debt Repayment Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested;

(C)                                with respect to each fiscal year ending March 31, 2009, 2010 and 2011:

(1)                                  if the Cumulative Debt Repayment for such fiscal year equals or exceeds 90%, but is less than 95%, of the Cumulative Debt Repayment Target for such fiscal year, then 1.25% of the shares of Common Stock covered by the Option shall become vested; or

(2)                                  if the Cumulative Debt Repayment for such fiscal year equals or exceeds 95%, but is less than 100%, of the Cumulative Debt Repayment Target for such fiscal year, then 1.875% of the shares of Common Stock covered by the Option shall become vested; or

(3)                                  if the Cumulative Debt Repayment for such fiscal year equals or exceeds the Cumulative Debt Repayment Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested.

(iii)                               If the Cumulative Debt Repayment as of the end of any fiscal year 2007 through 2011 is less than the Cumulative Debt Repayment Target through the end of such fiscal year, that portion of the Option that was subject to accelerated vesting pursuant to Section 3.1(b)(i) and 3.1(b)(ii), but which did not become vested pursuant to Sections 3.1(b)(i)(A), (B) or (C) or 3.1(b)(ii)(A), (B) or (C), with respect to such fiscal year, subject to Section 3.2 and 3.4, shall become vested, as determined by the Committee, on, or within 120 days following, the last day of the first fiscal year in which the Cumulative Debt Repayment equals or exceeds the Cumulative Debt Repayment Target for such fiscal year.

(iv)                              An installment of up to 2.5% of the shares of Common Stock covered by the Option shall become vested on, or within 120 days following, March 31 of each fiscal year 2007 through 2011 as determined by the Committee in its sole discretion as follows:

(A)                              with respect to the fiscal year ending March 31, 2007, if EBITDA for such fiscal year equals or exceeds the EBITDA Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested;

(B)                                with respect to the fiscal year ending March 31, 2008:

(1)                                  if EBITDA for such fiscal year equals or exceeds 95%, but is less than 100%, of the EBITDA Target for such fiscal year, then 1.875% of the shares of Common Stock covered by the Option shall become vested; or

(2)                                  if EBITDA for such fiscal year equals or exceeds the EBITDA Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested;

(C)                                with respect to each fiscal year ending March 31, 2009, 2010 and 2011:

(1)                                  if EBITDA for any such fiscal year equals or exceeds 90%, but is less than 95%, of the EBITDA Target for such fiscal year, then 1.25% of the shares of Common Stock covered by the Option shall become vested; or

(2)                                  if EBITDA for any such fiscal year equals or exceeds 95%, but is less than 100%, of the EBITDA Target for such fiscal year, then 1.875% of the shares of Common Stock covered by the Option shall become vested; or

(3)                                  if EBITDA for any such fiscal year equals or exceeds the EBITDA Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested.

(v)                                 An installment of up to 2.5% of the shares of Common Stock covered by the Option shall become vested on, or within 120 days following, March 31 of each fiscal year 2007 through 2011 as determined by the Committee in its sole discretion as follows:

(A)                              with respect to the fiscal year ending March 31, 2007, if Cumulative EBITDA for such fiscal year equals or exceeds the Cumulative EBITDA Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested;

(B)                                with respect to the fiscal year ending March 31, 2008:

(1)                                  if Cumulative EBITDA for such fiscal year equals or exceeds 95%, but is less than 100%, of the Cumulative EBITDA Target for such fiscal year, then 1.875% of the shares of Common Stock covered by the Option shall become vested; or

(2)                                  if Cumulative EBITDA for such fiscal year equals or exceeds the Cumulative EBITDA Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested;

(C)                                with respect to each fiscal year ending March 31, 2009, 2010 and 2011:

(1)                                  if Cumulative EBITDA for such fiscal year equals or exceeds 90%, but is less than 95%, of the Cumulative EBITDA Target for such fiscal year, then 1.25% of the shares of Common Stock covered by the Option shall become vested; or

(2)                                  if Cumulative EBITDA for such fiscal year equals or exceeds 95%, but is less than 100%, of the Cumulative EBITDA Target for such fiscal year, then 1.875% of the shares of Common Stock covered by the Option shall become vested; or

(3)                                  if Cumulative EBITDA for such fiscal year equals or exceeds the Cumulative EBITDA Target for such fiscal year, then 2.5% of the shares of Common Stock covered by the Option shall become vested.

(vi)                              if Cumulative EBITDA as of the end of any fiscal year 2007 through 2011 is less than the Cumulative EBITDA Target through the end of such fiscal year, that portion of the Option that was subject to accelerated vesting pursuant to Sections 3.1(b)(iv) and 3.1(b)(v), but which did not become vested pursuant to Sections 3.1(b)(iv)(A), (B) or (C) or 3.1(b)(v)(A), (B) or (C), with respect to such fiscal year, subject to Sections 3.2 and 3.4, shall become vested, as determined by the Committee, on, or within 120 days following, the last day of the first fiscal year in which Cumulative EBITDA equals or exceeds the Cumulative EBITDA Target for such fiscal year.

(c)                                  Notwithstanding the foregoing provisions of this Section 3.1, but subject to Section 3.1(f), upon the occurrence of the first Liquidity Event, the following shall immediately prior to the effective date of such Liquidity Event become vested in full:

(i)                                     that portion of the Option that remains eligible to become vested pursuant to Section 3.1(a);

(ii)                                  at the election and sole discretion of the Committee, that portion of the Option that has not, as of such Liquidity Event, become eligible to become vested pursuant to Sections 3.1(b)(i), 3.1(b)(ii), 3.1(b)(iv) or 3.1(b)(v);

(iii)                               that portion of the Option that remains eligible to become vested pursuant to Section 3.1(b), but only if the Principal Stockholder(s) CAGR as of the Liquidity Event equals or exceeds 25%.

(d)                                 The Committee shall make the determination as to whether the respective Debt Repayment, Cumulative Debt Repayment, EBITDA, and Cumulative EBITDA Targets have been met, and shall determine the extent, if any, to which the Option as become vested, on any such date as the Committee in its sole discretion shall determine; provided, however, that with respect to each fiscal year such date shall not be later than the 120th day following March 31 of such fiscal year.

(e)                                  Notwithstanding anything to the contrary in Section 3.3, if the Consulting Agreement is terminated (i) by the Optionee for Good Reason or (ii) by the Company or any of its Subsidiaries without Cause and not as a result of the failure of the Optionee substantially to satisfy reasonable performance standards (taking into account macroeconomic factors affecting the Company), the Option shall become fully exercisable as of the termination of the Consulting Agreement.

(f)                                    After giving effect to Section 3.1(e) and except with respect to any portion of the Option that as of the termination of the Consulting Agreement is eligible to vest pursuant to Section 3.1(b) for the fiscal year preceding the fiscal year in which such termination occurs, no portion of the Option which is unvested upon the termination of the Consulting Agreement for any reason shall thereafter become vested.

Section 3.2                                      Duration of Exercisability

The installments provided for in Section 3.1 are cumulative.  Each such installment which becomes vested pursuant to Section 3.1 shall remain vested and may be exercised until the Option expires pursuant to Section 3.3.

Section 3.3                                      Expiration of Option

The Option may not be exercised to any extent by any Person after the first to occur of any of the following events:

(a)                                  The expiration of ten years from the date the Option was granted;

(b)                                 If the Consulting Agreement is terminated for any reason other than (i) by the Company or any Subsidiary of the Company for Cause, (ii) on account of the death or disability (as defined in Section 22(e)(3) of the Code) of the Optionee, (iii) by the Optionee for Good Reason or (iv) by the Company or any Subsidiary of the Company without Cause and not as a result of the failure of the Optionee substantially to satisfy reasonable performance standards (taking into account macroeconomic factors affecting the Company and its Subsidiaries), the later of (x) the ninetieth day following the date of the termination of the Consulting Agreement or (y) to the extent that, as of the termination of the Consulting Agreement, any portion of the Option remains eligible to vest pursuant to Section 3.1(b) for the fiscal year preceding the fiscal year in which the termination of the Consulting Agreement occurs, the thirtieth day following the date of the Committee’s determination under Section 3.1(d) for such fiscal year;

(c)                                  The expiration of ten years from the date the Option was granted in the event of the termination of the Consulting Agreement (i) by the Optionee for Good Reason or (ii) by the Company or any Subsidiary of the Company without Cause and not as a result of the failure of the Optionee substantially to satisfy reasonable performance standards (taking into account macroeconomic factors affecting the Company);

(d)                                 Except as the Committee may otherwise decide, the date of the termination of the Consulting Agreement by the Company or any Subsidiary of the Company for Cause;

(e)                                  The expiration of 12 months from the date of the termination of the Consulting Agreement on account of the Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code); or

(f)                                    The occurrence of a Liquidity Event, provided that any portion of the Option that is vested as of the occurrence of the Liquidity Event may be exercised concurrently therewith.

Section 3.4                                      Partial Exercise

Any vested portion of the Option or the entire Option, if then wholly vested, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires; provided, however, that each partial exercise shall be for not less than 100 shares of Common Stock and shall be for whole shares of Common Stock only.

Section 3.5                                      Exercise of Option

The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including without limitation, the provisions of Article V of the Plan, which, among other things, require that the Optionee deliver an executed copy of a Joinder to the Stockholders’ Agreement designated by the Company (in the form attached to such Stockholders’ Agreement), which for this purpose shall be the Cypress Stockholders’ Agreement, to the Secretary as a condition to the exercise of the Option.

ARTICLE IV
RESTRICTIVE COVENANTS

Section 4.1                                      Non-Competition

During the term of the Consulting Agreement and for a period of two years thereafter, each of the Optionee, Industrial and Cypress shall not, without the prior written consent of the Company, which consent may be granted or withheld by the Company in its sole discretion, directly or indirectly engage in, consult, have any equity interest in, or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in any business which competes with any material business of the Company or any of its Subsidiaries anywhere in the world (as conducted during the term of the Consulting Agreement); provided, however, that (A) the Optionee, Industrial and Cypress, and any of their Affiliates, shall be permitted to acquire stock or membership interests in such an entity provided the entity is publicly traded and the acquired interest is not more than five percent (5%) of the outstanding shares or membership interests of the entity; and (B) the Optionee, Industrial and Cypress shall be permitted to hold stock or membership interests in companies and businesses in which the Optionee, Industrial, Cypress or other entities affiliated with the Optionee hold stock or membership interests immediately prior to the Closing Date (including, without limitation, stock in Colfax, Inc. and related entities), or invested prior to the date of this Agreement.

Section 4.2                                      Customer Non-Solicitation

During the term of the Consulting Agreement and for a period of two years thereafter, each of the Optionee, Industrial and Cypress agrees not to, and will not permit any of their respective Affiliates to, directly or indirectly, induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any of its Subsidiaries, on the other hand.

Section 4.3                                      Non-Solicitation/Non-Hiring of Employees

During the term of the Consulting Agreement and for a period of two years thereafter, each of the Optionee, Industrial and Cypress agrees not to, and will not permit any of their respective Affiliates to, directly or indirectly, hire, solicit or accept, if offered, with or without solicitation, on the Optionee’s, Industrial’s or Cypress’ behalf or on behalf of any other person, the services of any person who is (or was at any time in the preceding six months) an employee of the Company or any of its Subsidiaries, nor solicit any of the Company’s or any of its Subsidiaries’ employees to terminate employment with the Company or any of its Subsidiaries (it being understood that the foregoing shall not apply to employees solicited or hired without the Optionee’s knowledge and shall not preclude Cypress, Industrial or other companies or businesses associated with the Optionee from soliciting employees generally though newspaper or other mass media advertising).

Section 4.4                                      Non-Disparagement

During the term of the Consulting Agreement and thereafter in perpetuity, each of the Optionee, Industrial and Cypress shall not knowingly disparage, criticize, or otherwise make derogatory statements regarding the Company or its Affiliates, Subsidiaries, successors, directors, officers, customers or suppliers.  During the term of the Consulting Agreement and thereafter in perpetuity, none of the Company, Rexnord Corporation, nor any of their respective officers shall knowingly disparage, criticize, or otherwise make derogatory statements regarding any of the Optionee, Industrial or Cypress.  The restrictions of this Section 4.4 shall not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process.

Section 4.5                                      Non-Disclosure of Confidential Information

During the term of the Consulting Agreement and thereafter in perpetuity, each of the Optionee, Industrial and Cypress shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for their respective benefit or the benefit of any Person, any confidential or proprietary information or trade secrets of or relating to the Company or any of its Subsidiaries or Affiliates, including, without limitation, information with respect to the Company’s or any of its Subsidiaries’ operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any Person any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets.  Upon the termination of the Consulting Agreement for any reason, each of the Optionee, Industrial and Cypress shall promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s or any of its Subsidiaries’ customers, business plans, marketing strategies, products or processes.  Each of the

Optionee, Industrial and Cypress may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.

Section 4.6                                      Injunctive Relief

Each of the Optionee, Industrial and Cypress hereby acknowledges that a breach of the covenants contained in this Article IV will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate.  Accordingly, each of the Optionee, Industrial and Cypress hereby agrees that, in the event of a breach of any of the covenants contained in this Article IV, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.  The Company hereby acknowledges that a breach of the Company’s covenant contained in Section 4.4 will cause irreparable damage to the Optionee, Cypress, Industrial and their respective goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate.  Accordingly, the Company hereby agrees that, in the event of a breach of the Company’s covenant contained in Section 4.4, in addition to any other remedy which may be available at law or in equity, the Optionee, Cypress and Industrial shall be entitled to specific performance and injunctive relief.

ARTICLE V
OTHER PROVISIONS

Section 5.1                                      Not a Contract of Consultancy

Nothing in this Agreement or in the Plan shall (i) confer upon the Optionee any right to continue in the service of the Company or any of its Subsidiaries, or (ii) interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except as otherwise provided in the Consulting Agreement or any other agreement in effect from time to time.

Section 5.2                                      Shares Subject to Plan and Stockholder Agreement

The Optionee acknowledges that any shares of Common Stock acquired upon exercise of the Option are subject to the terms of the Plan and the Cypress Stockholders’ Agreement, including without limitation, the restrictions set forth in Section 5.6 of the Plan.

Section 5.3                                      Construction

This Agreement shall be administered, interpreted and enforced under the laws of the state of New York, without regard to conflicts of law provisions that would give effect to the laws of another jurisdiction.

Section 5.4                                      Conformity to Securities Laws

The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation, Rule 16b-3 of the Exchange Act.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.5                                      280G Compliance

In the event that the Optionee or Industrial becomes entitled to payments or benefits under this Agreement and/or any other payments or benefits by reason of a “change of control” as defined in Section 280G of the Code and regulations thereunder (collectively, the “Payments”), and any such Payment constitutes a “parachute payment” as defined in Section 280G of the Code and regulations thereunder, the Company and the Optionee or Industrial, as applicable, shall use their respective reasonable best efforts to obtain stockholder approval of such Payments in the manner provided in Section 280G(b)(5)(B) of the Code and regulations thereunder; provided, however, that nothing in this Section 5.5 shall be interpreted to require the Optionee or Industrial to waive any of the Optionee’s or Industrial’s rights under the Option or otherwise.

Section 5.6                                      Adjustments in Debt Repayment and EBITDA Targets

The Debt Repayment and EBITDA Targets (including the Cumulative Debt Repayment and Cumulative EBITDA Targets) specified in Appendix A are based upon certain revenue and expense assumptions about the future business of the Company as of the date the Option is granted.  Accordingly, in the event that, after such date, the Committee determines, in its sole discretion, that any acquisition or disposition of any business by the Company or any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, any unusual or nonrecurring transactions or events affecting the Company, or the financial statements of the Company, or change in applicable laws, regulations, or accounting principles occurs such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to the Option, then the Committee shall, in good faith and in such manner as it may deem equitable, adjust the financial targets set forth on Appendix A to reflect the projected effect of such transaction(s) or event(s) on Debt Repayment and/or EBITDA, subject to Section 7.1 of the Plan.

Section 5.7                                      Entire Agreement

The parties hereto acknowledge that this Agreement and the Plan set forth the entire agreement and understanding of the parties and superseded all prior written or oral agreements or understandings with respect to the subject matter hereof, except that any provision therein regarding confidentiality or non-competition remain in full force and effect in favor of the Company and its Subsidiaries as if the agreements containing such provisions were not superseded.  The obligations imposed by this Agreement are severable and should be construed independently of each other.  The invalidity of one provision shall not affect the validity of any other provision.  If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as applied to any circumstances, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed, to the extent allowed by the laws of such jurisdiction, to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed exercised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

Section 5.8                                      Amendment

The Board at any time, and from time to time, may amend the terms of this Agreement, provided, however, that the rights of the Optionee shall not be adversely impaired without the Optionee’s written consent.  The Company shall provide the Optionee with notice and a copy of any amendment made to this Agreement.

Section 5.9                                      Arbitration; Waiver of Jury Trial

Any dispute or controversy arising under, out of, or in connection with or in relation to this Agreement or the Plan shall be finally determined and settled by arbitration in New York, New York in accordance with the Commercial Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction.  Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law.  It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration.  To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party.  In the event that an action is brought to enforce the provisions of this Agreement or the Plan pursuant to this Section 5.9, each party shall pay its own attorney’s fees and expenses regardless of whether in the opinion of the court or arbitrator deciding such action there is a prevailing party.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL, INCLUDING TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

Section 5.10                                Notices

All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i)                                     if to the Company, to:

Rexnord Holdings, Inc.
4701 Greenfield Avenue
Milwaukee, WI 53214
Attention:  Patty Whaley

with copies to:

Rexnord Holdings, Inc.

c/o Apollo Management, L.P.

10250 Constellation Blvd, Suite 2900

Los Angeles, CA 90067

Fax:  (310) 843-1933

Attention:  Larry Berg

and

Rexnord Holdings, Inc.
c/o Apollo Management, L.P.
9 West 57th Street, 43rd Floor
New York, NY  10019
Fax:  (212) 515-3288
Attention:   Steven Martinez

and

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY  10036
Fax:  (212) 326-2061
Attention:  John M. Scott, Esq.

(ii)                                  if to the Optionee, Industrial or Cypress, to:

Cypress Group, LLC

Attention:  George M. Sherman

with a copy to:

King & Spalding LLP
1700 Pennsylvania Avenue, NW
Washington, D.C.  2006
Fax:  (202) 626-3737
Attention:  Glenn C. Campbell

Section 5.11                                Counterparts

This Agreement may be executed in several counterparts, including via facsimile transmission, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

THE COMPANY:

Rexnord Holdings, Inc.

By:
Print Name:
Title:

THE OPTIONEE:

George M. Sherman

Signature:

Address:

Taxpayer Identification Number:

INDUSTRIAL:

Cypress Industrial Holdings, Inc.

By:
Print Name:
Title:

Address:

Taxpayer Identification Number:

CYPRESS:

Cypress Group, LLC

By:
Print Name:
Title:

Address:

Taxpayer Identification Number: